                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                          ____________________________

                                    FORM 8-K

                          ___________________________

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               September 6, 1995



                        CABLEVISION SYSTEMS CORPORATION
             (Exact Name of Registrant as specified in its charter)


                                    Delaware
                            (State of Incorporation)


            1-9046                                  11-2776686
   (Commission File Number)                        (IRS Employer
                                              Identification Number)



                 One Media Crossways, Woodbury, New York  11797
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (516) 364-8450

     Item 5. Other Events.

PROPOSED V CABLE TRANSACTIONS

  Cablevision Systems Corporation (the "Company" or the "Registrant"), V Cable, Inc. ("V Cable") and VC Holding, Inc. ("VC Holding") have entered into a general, non-binding letter of intent with General Electric Capital Corporation ("GECC"), the principal creditor of V Cable. In the transactions proposed by the letter of intent, the Company would issue to GECC preferred stock having an initial aggregate liquidation preference of $500 million for an aggregate purchase price of $500 million. It is anticipated that such preferred stock would be redeemable at the option of the Company and would be convertible at the option of the holder at certain times and in certain circumstances in whole or in part into the Company's Class A common stock at a conversion rate based upon the trading value of the Company's Class A common stock at the time of such conversion. The Company would make an equity capital contribution to V Cable of the gross proceeds from such issuance and V Cable would apply such amounts as set forth below.

  As part of the proposed transactions contemplated by the letter of intent (together with the issuance of the preferred stock to GECC, the "Proposed V Cable Transactions"), the $500 million capital contribution received by V Cable would be applied as follows: (i) approximately $26 million to repay V Cable's outstanding indebtedness to GECC; (ii) approximately $93 million to repay to GECC a portion of debt U.S. Cable Television Group, L.P. ("U.S. Cable") payable by V Cable under certain circumstances; (iii) approximately $331 million to repay to GECC a portion of VC Holding's indebtedness; and (iv) $50 million would be used by VC Holding to make a preferred capital contribution to U.S. Cable as discussed below. The Company's $500 million capital contribution to V Cable requires the approval of a majority of the Company's banks under the Company's principal credit agreement (the "Credit Agreement").

  The Proposed V Cable Transactions also contemplate that V Cable will enter into one or more agreements pursuant to which, following the receipt of any required franchise and regulatory approvals, V Cable or one or more of its subsidiaries (i) will purchase the 80% of U.S. Cable that V Cable does not already own for approximately $4 million, (ii) will make a preferred capital contribution to U.S. Cable of $50 million, and (iii) will assume approximately $165 million of U.S. Cable indebtedness payable to GECC.

  As part of the Proposed V Cable Transactions, GECC would also agree to provide two new credit facilities, a $325 million three year revolving credit facility for V Cable's Ohio subsidiary (approximately $210 million of which would be drawn upon entering into such agreement) and a $260 million two year revolving credit facility for V Cable's Long Island subsidiary (approximately $220 million of which would be drawn upon entering into such agreement). The initial amounts drawn under the respective revolving credit facilities will be used to repay all remaining VC Holding debt to GECC. Both the Ohio and Long Island credit facilities would be entered into upon completion of final documentation and the receipt of any required franchise or regulatory approvals.

  The letter of intent between the Company and GECC is a general, non-binding letter of intent. There can be no assurances that the Proposed V Cable Transactions will be consummated or will be consummated in the form described in the letter of intent. If the Proposed V Cable Transactions, or similar transactions with respect to V Cable, fail to occur, then V Cable believes that it is likely that it will be unable to meet certain of its financial covenants as of September 30, 1995. To remedy the anticipated covenant defaults, V Cable may request waivers and/or amendments to its credit agreement and/or seek equity contributions from the Company's restricted group of subsidiaries (the "Restricted Group"). During 1995, the Restricted Group has made equity contributions aggregating $1.9 million to enable V Cable to meet certain of its financial covenants. There can be no assurance as to V Cable's ability to accomplish either of these alternatives in the future or the terms or timing of such alternatives. Assuming any covenant defaults are waived or cured, V Cable anticipates that its cash flow from operations and amounts available under the VC Holding revolving credit line will be sufficient to service its debt, to fund its capital expenditures and to meet its working capital requirements through 1996.

  See Item 7(b) hereto (Pro Forma Financial Information) for the pro forma financial information with respect to the Proposed V Cable Transactions and the other transactions that would be required pursuant to Article 11 of Regulation S-X for the six months ended June 30, 1995.

LIQUIDITY AND CAPITAL RESOURCES

  The discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995 (the "Form 10-Q") is amended as follows:

  The Company believes for the Restricted Group that, subject to the limitations described in the following paragraphs, internally generated funds together with funds available under the Credit Agreement will be sufficient through December 31, 1996 to (i) meet its debt service requirements, including its amortization requirements under the Credit Agreement, (ii) fund its ongoing capital expenditures, including those related to Cablevision of New York City and the required upgrades under the New York upgrade agreement, (iii) fund its anticipated investments in Cablevision of New York City and the $5.6 million annual payment to Charles F. Dolan in connection with the Cablevision of New York City acquisition, (iv) fund payments with respect to the proposed Cablevision of Boston Limited Partnership ("Cablevision of Boston") acquisition and (v) fund any anticipated equity requirements in A-R Cable Services, Inc. ("A-R Cable") and/or V Cable.

  The Company intends to incur additional expenditures to sufficiently upgrade its plant to facilitate the startup of such adjunct businesses as information services; video on demand and near video on demand; and residential telephony. To successfully implement these plans, the Company will require additional capital from the sale of equity in the capital markets or to a strategic investor.

  Absent the receipt of proceeds from the issuance of additional equity or an amendment to the financial covenants contained in the Credit Agreement, the Company would have to implement internal expense reductions and delay its capital upgrade plan and/or sell assets in order to remain in compliance with its Credit Agreement during 1996. There can be no assurance that any of such alternatives will be accomplished.


RISK FACTORS

  Purchase of the Company's securities involves various risks, including the following principal factors, which, together with the other matters set forth herein or incorporated by reference herein, which as revised as set forth below should be considered by holders and purchasers of the Company's securities:

  Substantial Indebtedness and High Degree of Leverage. The Company has incurred substantial indebtedness, primarily to finance acquisitions and expansion of its operations and, to a lesser extent, for investments in and advances to affiliates. The Company's consolidated debt and Series E Redeemable Convertible Exchangeable Preferred Stock (the "Series E Preferred Stock") aggregated approximately $3.4 billion at June 30, 1995 ($3.2 billion on a pro forma basis after giving effect to the proposed acquisition of Cablevision of Boston and the Proposed V Cable Transactions) with varying maturities to 2023, including an aggregate of approximately $711.1 million maturing on or prior to December 31, 1999. See Note 4 of Notes to the Consolidated Financial
Statements and notes thereto (the "Consolidated Financial Statements") incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Form 10-K"). In addition, the Company's consolidated subsidiary, Rainbow Programming Holding Inc. ("Rainbow Programming"), incurred approximately $94.0 million of indebtedness in July 1995 in connection with the exercise of its option (the "NBC Option") to purchase the interest of National Broadcasting Company, Inc. ("NBC") in SportsChannel (New
York) Associates and Rainbow News 12 Company.

  Net Losses and Stockholders' Deficit. The Company reported net losses for the six months ended June 30, 1995 and 1994 of $195.4 million and $111.9 million, respectively, and for the years ended December 31, 1994, 1993 and 1992 of $315.2 million, $246.8 million and $250.5 million, respectively. At June 30, 1995, the Company had a stockholders' deficit of $2.0 billion. The losses primarily reflect high levels of interest expense and depreciation and amortization charges relating to the depreciation of assets obtained through, and debt incurred to finance, acquisitions. Interest expense and depreciation and amortization charges remained at a high level throughout 1992, 1993 and 1994 and will continue at high levels in the future as a result of previously completed, pending and future acquisitions, expected capital expenditures and additional investments in the Company's programming operations, including the approximately $95.5 million payment made in connection with the exercise of the NBC Option. The Company expects to continue incurring substantial losses for at least the next several years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Form 10-K and Form 10-Q.

  Need for Additional Financing. The Company's business requires substantial investment on a continuing basis to finance capital expenditures and related expenses for, among other things, upgrade of the Company's cable plant (including the need to make cable system upgrades mandated by franchise authorities), the offering of new services and the servicing, repayment or refinancing of its indebtedness and preferred stock. The Company will require significant additional financing, through debt or equity issuances, to meet its capital expenditure plans and to pay its debt and preferred stock obligations. There can be no assurance that the Company will be able to issue additional debt or obtain additional equity capital on satisfactory terms, or at all, to meet its future financing needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Form 10-K and the Form 10-Q.

  Future Capital Expenditures and Programming Commitments. The Company's cable systems have commitments for capital expenditures, including major system upgrades, which will involve substantial expenditures over the next several years. In addition, the Company, through Rainbow Programming, has entered into numerous contracts relating to cable television programming, including rights agreements with professional and other sports teams. These contracts typically require substantial payments over extended periods of time. See Note 8 of Notes to Consolidated Financial Statements for a discussion of commitments and contingencies. The Company also has a commitment to fund annual payments to Mr. Dolan related to Cablevision of New York City. See "Business--Consolidated Cable Affiliates--Cablevision of New York City" and "Business--Programming
Operations" in the Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources" in the Form 10-K and the Form 10-Q.

  Intangible Assets. The Company had total assets at June 30, 1995 of approximately $2.3 billion, of which approximately $0.9 billion were intangible assets, principally subscriber lists, franchises, excess cost over fair value of net assets acquired, deferred financing, acquisition and other costs and deferred interest expense. It is possible that no cash would be recoverable from the voluntary or involuntary sale of these intangible assets.

  Losses on Investments in and Advances to Certain Affiliates. The Company has made investments in and advances to certain affiliates of which Charles F. Dolan is the managing general partner or in which Mr. Dolan has substantial ownership interests. At June 30, 1995, investments in and advances (less applicable reserves) to such affiliates aggregated approximately $33.7 million (consisting of $17.6 million for Cablevision of Boston, $12.5 million for Cablevision of Chicago (which has subsequently been repaid, as explained below), and $3.6 million for Atlantic Cable Television Publishing Corporation ("Atlantic Publishing")). Because Mr. Dolan is the managing general partner or has a substantial interest in such affiliates, an inherent conflict of interest exists with respect to such investments and advances. There can be no assurances that such investments and advances and any amounts accrued with respect thereto will be fully recovered or that conflicts of interest will not arise with respect to the recovery of such amounts.

  The Company wrote off for accounting purposes its entire investment in and advances to one such affiliate, Cablevision of Boston, of $34.5 million at September 30, 1985. Between September 1985 and May 1988, the Company made additional subordinated advances to Cablevision of Boston which amounted to approximately $17.6 million at June 30, 1995. Management currently anticipates that no further funds will be advanced by the Company to Cablevision of Boston to support operations. See "Business--Other Cable Affiliates--Cablevision of Boston" in the Form 10-K. In June 1994, the Company and Cablevision of Boston entered into an agreement which is designed to give the Company full ownership of Cablevision of Boston. The agreement provides for the acquisition by the Company of the interests of Cablevision of Boston which it does not already own in a series of transactions. See "Condensed Pro Forma Consolidated Financial Information" under Item 7(b) hereto. Consummation of the transactions would result in the limited partners in Cablevision of Boston receiving Class A common stock of the Company (the "Class A Common Stock") with an expected aggregate market value of approximately $40 million. All outstanding subordinated advances made by the Company to Cablevision of Boston will become intercompany indebtedness if the acquisition of Cablevision of Boston is consummated.

  On August 4, 1995, Cablevision of Chicago sold its cable television systems to Continental Cablevision, Inc. and the loans from the Company to Cablevision of Chicago, together with accrued interest reserved by the Company, were repaid in full. Accordingly, in connection therewith, the Company will recognize a gain in the third quarter of 1995 of approximately $15.6 million.

  Atlantic Publishing holds a minority equity interest in a company that publishes cable television guides which are offered to the Company's subscribers and to other unaffiliated cable television operators. As of June 30, 1995, the Company had advanced an aggregate of $17.9 million to Atlantic Publishing, of which approximately $0.7 million was advanced during 1992, approximately $0.5 million was repaid during 1993, $0.6 million was repaid during 1994 and approximately $0.2 million was advanced during 1995. The Company has written off all advances to Atlantic Publishing other than approximately $3.6 million. Atlantic Publishing is owned by a trust for certain family members of Mr. Dolan; however, the Company has the option to purchase Atlantic Publishing for an amount equal to the owner's net investment therein plus interest. The current owner has only a nominal investment in Atlantic Publishing. See "Business-- Other Affiliates--Atlantic Publishing" in the Form 10-K.

  See "Business--Consolidated Cable Affiliates--Cablevision of New York City" in the Form 10-K for a discussion of the Company's acquisition of substantially all of Mr. Dolan's interest in Cablevision of New York City, which was consummated as described therein in July 1992.

  Voting Control by Majority Stockholder; Disparate Voting Rights. Charles F. Dolan beneficially owned, as of July 31, 1995, 340,200 shares or 2.8% of the Company's outstanding Class A Common Stock and 2,347,494 shares or 20.1% of the Company's outstanding Class B common stock (the "Class B Common Stock" and, collectively with the Class A Common Stock, the "Common Stock"). On a combined basis, these shares represented 11.3% of the total number of shares of both classes of Common Stock and 20.9% of the total voting power of the classes. Trusts established by Mr. Dolan for the benefit of certain Dolan family members, and as to which Mr. Dolan disclaims beneficial ownership, owned, as of July 31, 1995, an additional 500,000 shares of Class A Common Stock or 4.1% of the Class A Common Stock and 9,326,928 shares of the Class B Common Stock, or 76.3% of the Class B Common Stock and 72.8% of the total voting power of all classes of the Common Stock. As a result of this stock ownership, Dolan family members have the power to elect all 12 directors subject to election by holders of the Class B Common Stock, which directors constitute 75% of the entire 16-member Board of Directors of the Company. Moreover, because holders of Class B Common Stock are entitled to ten votes per share while holders of Class A Common Stock are entitled to one vote per share, Dolan family members may control stockholder decisions on matters in which holders of Class A and Class B Common Stock vote together as a class. These matters include the amendment of certain provisions of the Company's restated certificate of incorporation (the "Certificate of Incorporation") and the approval of fundamental corporate transactions, including mergers. In addition, because the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Class B Common Stock, voting separately as a class, is required to approve (i) the authorization or issuance of any additional shares of Class B Common Stock and (ii) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation of the Company which adversely affects the powers, preferences or rights of the Class B Common Stock, Dolan family members also have the power to prevent such issuance or amendment. The voting rights of the Class B Common Stock beneficially owned by Mr. Dolan will not be modified as a result of any transfer of legal or beneficial ownership thereof.

  Restrictive Covenants. The Credit Agreement and certain of the Company's other debt instruments contain various financial and operating covenants which, among other things, require the maintenance of certain financial ratios and restrict the Company's ability to borrow funds from other sources and to utilize funds for various purposes, including investments in certain subsidiaries. Violation of the covenants in the Credit Agreement could result in a default under the Credit Agreement which would permit the bank lenders thereunder to restrict the Company's ability to borrow undrawn funds under the Credit Agreement and to accelerate the maturity of borrowings thereunder. In addition, certain of the Company's debt instruments restrict the Company's ability to pay dividends on capital stock. The Company currently is not in violation of any covenant under the Credit Agreement or such other debt instruments. Absent the receipt of proceeds from the issuance of additional equity or an amendment to the financial covenants contained in the Credit Agreement, the Company would have to implement internal expense reductions and delay its capital upgrade program and/or sell assets in order to remain in compliance with its Credit Agreement during 1996. Failure to meet its financial covenants could have a material adverse effect on the Company. There can be no assurance that any of such alternatives will be accomplished. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Form 10-K and the Form 10-Q.

  Conflicts of Interest. Mr. Dolan and trusts for Dolan family interests have varying economic interests in the Company's affiliates. Mr. Dolan and other officers and directors of the Company are also officers and directors of affiliated companies. Such officers and directors of the Company devote such time to the business of the Company as is reasonably required; however, they have other responsibilities which require various amounts of their time and which would conflict with their duties to the Company.

  Risks Related to Regulation. The Company's cable television operations may be adversely affected by government regulation, the impact of competitive forces and technological changes. In 1992, Congress enacted the 1992 Cable Act, which represented a significant change in the regulatory framework under which cable television systems operate. In April 1993 and February 1994, the FCC ordered reductions in cable television rates. Telecommunications legislation pending in Congress would relax the cable rate regulation required by the 1992 Cable Act and would also open the local telephone business to competition from cable television companies and other providers and preempt state and local barriers to entry into that market. While both the U.S. Senate and the House of Representatives have passed telecommunications bills, the Company cannot predict whether the legislation ultimately will be enacted into law or what form any final legislation will take. See "Business--Cable Television Operations--Competition" and "Business--Cable Television Operations-- Regulation" in the Form 10-K and "Recent Developments--Impact of Pending Telecommunications Legislation on FCC Cable Rate Regulation".

  Risk of Competition. Cable operators compete with a variety of distribution systems, including broadcast television stations, multichannel multipoint distribution services ("MMDS"), satellite master antenna systems ("SMATV"), direct broadcast satellite systems ("DBS"), and private home dish earth stations. For example, CAI Wireless Systems, Inc., an MMDS operator, has received investments from Bell Atlantic Corporation and NYNEX Corporation and owns operating systems or spectrum rights in a significant portion of the Company's systems. In addition, three DBS systems are now operational in the United States. The 1992 Cable Act prohibits a cable programmer that is owned by or affiliated with a cable operator (such as Rainbow Programming) from unreasonably discriminating among or between cable operators and other multichannel video distribution systems with respect to the price, terms and conditions of sale or distribution of the programmer's service and from unreasonably refusing to sell service to any multichannel video programming distributor. Cable systems also compete with the entities that make videotaped movies and programs available for home rental. The 1992 Cable Act regulates the ownership by cable operators of MMDS and SMATV. In July 1992, the FCC voted to authorize additional competition to cable television by video programmers using broadband common carrier facilities constructed by telephone companies. The FCC allowed telephone companies to take ownership interests of up to 5% in such programmers. The FCC also reaffirmed an earlier holding, upheld on appeal by a Federal appeals court, that programmers using such a telephone company-provided "video dialtone" system would not need to obtain a state or municipal franchise. Several telephone companies have sought approval from the FCC to build such "video dialtone" systems. Such a system has been proposed in several communities in which the Company currently holds a cable franchise and several of such systems have been approved by the FCC. Additional competition to cable systems is possible if the FCC authorizes the licensing of local multipoint distribution services ("LMDS"). The FCC has proposed to license this type of service to providers.

  Competition from Telephone Companies. The 1984 Cable Act bars co-ownership of telephone companies and cable television systems operating in the same service areas ("cable-telco cross-ownership prohibition"). Numerous Federal district courts have held this prohibition to be unconstitutional. Several of these decisions have been upheld on appeal and a number of other decisions are pending on appeal in various Federal appellate courts. The United States Supreme Court is expected to consider the constitutionality of the prohibition during the 1995-96 term. Neither the 1984 Cable Act nor the 1992 Cable Act bars a telephone company from acquiring cable systems outside its telephone service area, and several Regional Bell operating companies have purchased or made investments in cable systems. Legislation to repeal the cable-telco cross-ownership prohibition, subject to certain regulatory requirements, has passed both the U.S. Senate and the House of Representatives; repeal has also been endorsed by the Clinton Administration. These bills also would permit a telephone company to acquire an in-region cable operator in certain small markets under certain circumstances. The Company cannot predict whether the legislation ultimately will be enacted into law or what form any final legislation would take. See "Business--Cable Television Operations-- Regulation" in the Form 10-K.

  Risk of Non-Exclusive Franchises and Franchise Renewals. The Company's cable television systems are operated primarily under nonexclusive franchise agreements with local government franchising authorities, in some cases with the approval of state cable television authorities. The Company's business is dependent on its ability to obtain and renew its franchises. Although the Company has never lost a franchise as a result of a failure to obtain a renewal, its franchises are subject to non-renewal or termination under certain circumstances. In certain cases, franchises have not been renewed at expiration and the Company operates under temporary licenses while negotiating renewal terms with the franchising authorities. See "Business--Cable Television Operations--Franchises" in the Form 10-K.

     Item 7.   Financial Statements, Pro Forma Financial Information and
               Exhibits

          (b) Pro Forma Financial Information

          The Company files herewith the pro forma financial information that would be required pursuant to Article 11 of Regulation S-X for the six months ended June 30, 1995.


             CONDENSED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following condensed pro forma consolidated balance sheet as of June 30, 1995 presents the Company's financial position as adjusted to give effect to the proposed acquisition of Cablevision of Boston and the Proposed V Cable Transactions, as if they had occurred as of that date. The following condensed pro forma consolidated statement of operations for the year ended December 31, 1994 presents the Company's consolidated results of operations as adjusted to give effect to (i) the acquisition (the "AMCC Acquisition") of partnership interests in American Movie Classics Company ("AMCC"), (ii) the acquisition of substantially all of the assets of Monmouth Cable, Riverview Cable and Framingham Cable, (iii) the proposed acquisition of Cablevision of Boston, and
(iv) the Proposed V Cable Transactions as if the acquisition of interests in AMCC, the acquisition of Monmouth Cablevision Associates ("Monmouth Cable"), Riverview Cablevision Associates, L.P. ("Riverview Cable") and Framingham Cablevision Associates Limited Partnership ("Framingham Cable") the acquisition of Cablevision of Boston and the Proposed V Cable Transactions had occurred at the beginning of the period presented. The following condensed pro forma consolidated statement of operations for the six months ended June 30, 1995 presents the Company's consolidated results of operations as adjusted to give effect to the proposed acquisition of Cablevision of Boston and the Proposed V Cable Transactions as if the proposed acquisition of Cablevision of Boston and the Proposed V Cable Transactions had occurred at the beginning of the period presented. The condensed pro forma consolidated financial statements should be read in conjunction with the notes thereto and the historical consolidated financial statements and notes thereto incorporated herein by reference. The pro forma financial information is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions occurred on the dates indicated nor does it purport to indicate the future results of operations or the future financial condition of the Company.

                 CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1995
                             (DOLLARS IN THOUSANDS)

                                         PRO FORMA ADJUSTMENTS*
                                       ----------------------------
                                                         PROPOSED
                                       CABLEVISION OF    V CABLE
                          HISTORICAL       BOSTON      TRANSACTIONS     PRO FORMA
                          -----------  --------------  ------------    -----------
         ASSETS
Cash and cash
 equivalents............  $    23,487     $  5,967 (1)  $     236 (4)  $    22,690
                                            (3,000)(2)     (4,000)(5)
Accounts receivable,
 trade..................       71,406        2,165 (1)        331 (4)       73,902
Notes and other
 receivables............       17,872          601 (1)        502 (4)       18,975
Prepaid expenses and
 other current assets...       13,256          470 (1)        464 (4)       14,190
Property, plant and
 equipment, net.........      916,312       35,863 (1)    103,604 (4)    1,055,779
Investments in and
 advances to affiliates.      182,080      (17,462)(1)        324 (4)      164,942
Feature film inventory..      151,113                                      151,113
Intangible assets, net..      795,631      114,188 (2)    133,610 (6)    1,042,204
                                            (1,225)(3)
Deferred financing,
 interest expense and
 other costs, net.......       83,711        1,000 (2)    (33,617)(5)       51,094
                          -----------     --------      ---------      -----------
                          $ 2,254,868     $138,567      $ 201,454      $ 2,594,889
                          ===========     ========      =========      ===========
    LIABILITIES AND
      STOCKHOLDERS'
       DEFICIENCY
Accounts payable........  $   117,203     $  9,286 (1)  $   9,381 (4)  $   135,870
Accrued expenses........      213,562        9,186 (1)     10,690 (4)      233,438
Accounts payable to
 affiliates.............       27,577          665 (1)                      28,242
Feature film rights
 payable................      131,026                                      131,026
Bank debt...............    1,499,762       80,773 (2)                   1,580,535
Senior debt.............      880,888                     215,000 (4)      595,888
                                                         (500,000)(5)
Subordinated debentures.      623,571                                      623,571
Subordinated notes
 payable................      141,268                                      141,268
Obligation to related
 party..................      190,212                                      190,212
Capital lease
 obligations and other
 debt...................       10,241        2,048 (1)                      12,289
                          -----------     --------      ---------      -----------
                            3,835,310      101,958       (264,929)       3,672,339
                          -----------     --------      ---------      -----------
Deficit investment in
 affiliates.............      436,321                                      436,321
                          -----------                                  -----------
Stockholders'
 deficiency:
 Preferred stock........            2                           5 (5)            7
 Common stock...........          238            6 (2)                         244
 Par value in excess of
  capital contributed...      (71,888)      37,828 (2)    499,995 (5)      464,710
                                            (1,225)(3)
 Accumulated deficit....   (1,941,878)                    (33,617)(5)   (1,975,495)
                          -----------     --------      ---------      -----------
                           (2,013,526)      36,609        466,383       (1,510,534)
Less, treasury stock, at
 cost (50,000 shares)...       (3,237)                                      (3,237)
                          -----------     --------      ---------      -----------
                           (2,016,763)      36,609        466,383       (1,513,771)
                          -----------     --------      ---------      -----------
                          $ 2,254,868     $138,567      $ 201,454      $ 2,594,889
                          ===========     ========      =========      ===========

- -------
* See Note A of Notes to Condensed Pro Forma Consolidated Financial Statements.

            CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   PRO FORMA ADJUSTMENTS*
                                      -----------------------------------------------------------
                                                       MONMOUTH
                                                         CABLE,
                                                    RIVERVIEW CABLE
                                      AMERICAN            AND         CABLEVISION      PROPOSED
                                       MOVIE          FRAMINGHAM          OF           V CABLE
                          HISTORICAL  CLASSICS           CABLE          BOSTON       TRANSACTIONS    PRO FORMA
                          ----------  --------      ---------------   -----------    ------------    ----------
Net Revenues............  $ 837,169   $50,951 (7)      $ 47,286 (13)    $59,239 (19)   $ 71,960 (22) $1,066,605
                          ---------   -------          --------         -------        --------      ----------
Operating expenses:
  Technical.............    302,885    16,262 (7)        15,127 (13)     26,749 (19)     29,674 (22)    390,697
  Selling, general and
   administrative.......    195,942    16,105 (7)         9,199 (13)     17,119 (19)     20,776 (22)    254,162
                                         (859)(11)       (2,028)(16)     (2,092)(20)
  Restructuring charge..      4,306                                                                       4,306
  Depreciation and
   amortization.........    271,343       142 (7)        12,488 (13)      8,428 (19)     41,861 (22)    379,478
                                       10,827 (12)       27,273 (14)     11,038 (20)     (3,922)(26)
                          ---------   -------          --------         -------        --------      ----------
                            774,476    42,477            62,059          61,242          88,389       1,028,643
                          ---------   -------          --------         -------        --------      ----------
    Operating profit
    (loss)..............     62,693     8,474           (14,773)         (2,003)        (16,429)         37,962
                          ---------   -------          --------         -------        --------      ----------
Other income (expense)
  Interest expense......   (263,299)   (1,510)(7)        (4,657)(13)     (8,955)(19)    (24,195)(22)   (266,443)
                                       (7,615)(9)       (11,093)(15)      1,552 (21)     47,323 (23)
                                                                                          6,006 (25)
Interest income.........      1,518       305 (7)            59 (13)        216 (19)        236 (22)      2,334
  Share of affiliates'
   net loss.............    (82,864)   (4,304)(10)         (521)(17)                      8,594 (22)    (79,367)
                                                           (272)(18)
  Write off of deferred
   financing costs......     (9,884)                                                                     (9,884)
  Loss on redemption of
   debt.................     (7,088)                                                    (40,457)(23)    (47,545)
  Provision for
   preferential
   payment to related
   party................     (5,600)                                                                     (5,600)
  Minority interest.....     (3,429)   (4,321)(8)                                                        (7,750)
  Miscellaneous, net....     (7,198)      (23)(7)          (131)(13)       (307)(19)     (1,280)(22)     (8,939)
                          ---------   -------          --------         -------        --------      ----------
Net loss................   (315,151)   (8,994)          (31,388)         (9,497)        (20,202)       (385,232)
Preferred stock dividend
 requirement............     (6,385)                                                    (43,403)(24)    (49,788)
                          ---------   -------          --------         -------        --------      ----------
 Net loss applicable to
  common
  shareholders..........  $(321,536)  $(8,994)         $(31,388)        $(9,497)       $(63,605)     $ (435,020)
                          =========   =======          ========         =======        ========      ==========
 Net loss per common
  share.................  $  (13.72)                                                                 $   (18.10)
                          =========                                                                  ==========
 Average number of
  common shares
  outstanding (in
  thousands)............     23,444                                         593(19)                      24,037
                          =========                                     =======                      ==========

- --------
* See Note B of Notes to Condensed Pro Forma Consolidated Financial Statements.

            CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        PRO FORMA ADJUSTMENTS*
                                      -----------------------------
                                                         PROPOSED
                                      CABLEVISION OF     V CABLE
                          HISTORICAL      BOSTON       TRANSACTIONS    PRO FORMA
                          ----------  --------------   ------------    ---------
Net Revenues............. $ 509,135      $30,671 (27)    $ 37,892 (30) $ 577,698
                          ---------      -------         --------      ---------
Operating expenses:
Technical................   193,243       14,334 (27)      16,596 (30)   224,173
Selling, general and
administrative...........   131,611        9,510 (27)      11,004 (30)   151,035
                                          (1,090)(28)
Depreciation and
amortization.............   159,537        4,421 (27)      19,560 (30)   187,419
                                           5,519 (28)      (1,618)(34)
                          ---------      -------         --------      ---------
                            484,391       32,694           45,542        562,627
                          ---------      -------         --------      ---------
Operating profit (loss)..    24,744       (2,023)          (7,650)        15,071
                          ---------      -------         --------      ---------
Other income (expense)
Interest expense.........  (155,318)      (5,397)(27)     (12,642)(30)  (144,371)
                                           1,753 (29)      23,672 (31)
                                                            3,561 (33)
Interest income..........       790          162 (27)          38 (30)       990
Share of affiliates' net
loss.....................   (52,692)                        2,840 (30)   (49,852)
Write off of deferred
financing costs..........    (2,888)                                      (2,888)
Loss on redemption of
debt.....................       --                        (33,652)(31)   (33,652)
Provision for
preferential payment to
related party............    (2,800)                                      (2,800)
Minority interest........    (4,276)                                      (4,276)
Miscellaneous, net.......    (2,999)         (89)(27)        (237)(30)    (3,325)
                          ---------      -------         --------      ---------
Net loss.................  (195,439)      (5,594)         (24,070)      (225,103)
Preferred stock dividend     (4,918)                      (21,075)(32)   (25,993)
requirement.............. ---------      -------         --------      ---------
Net loss applicable to    $(200,357)     $(5,594)        $(45,145)     $(251,096)
common shareholders...... =========      =======         ========      =========
Net loss per common       $   (8.45)                                   $  (10.33)
share.................... =========                                    =========
Average number of common
 shares outstanding          23,710          593(27)                      24,303
 (in thousands).......... =========      =======                       =========

- --------
* See Note C of Notes to Condensed Pro Forma Consolidated Financial Statements.

Note A--Notes to Condensed Pro Forma Balance Sheet as of June 30, 1995

CABLEVISION OF BOSTON ACQUISITION

(1) As a result of the acquisition of Cablevision of Boston, the assets and liabilities purchased will be combined with the Company's consolidated balance sheet amounts. The adjustments referenced by this Note (1) reflect the consolidation of such amounts as of the balance sheet date.

(2) Represents (a) the total cost of interests in Cablevision of Boston not owned by the Company to be paid by the issuance of Class A Common Stock of the Company valued at $37,834,000, (b) estimated transaction costs of $2,000,000 and financing costs of $1,000,000, (c) bank borrowings of $80,773,000 to be used to refinance Cablevision of Boston's bank debt and accrued interest thereon of $61,106,000 and repay amounts owed to Mr. Dolan aggregating $19,667,000 for management fees, loans, accrued interest thereon and preferred equity and (d) the excess ($114,188,000) of the purchase price over the value of the net liabilities acquired.

(3) Represents the amount paid to Mr. Dolan for his general partnership interest and the assumption of his share of the excess liabilities over net assets of Cablevision of Boston ($1,225,000) (such amount to be charged to par value in excess of capital contributed). Interests in the Dolan-owned assets and liabilities are recorded in the pro forma balance sheet at Cablevision of Boston's historical cost.

PROPOSED V CABLE TRANSACTIONS

(4) As a result of the proposed acquisition of 80% of the partnership interests in U.S. Cable not already owned by V Cable to be effected in connection with the Proposed V Cable Transactions, the assets and liabilities of U.S. Cable will be combined with the Company's consolidated balance sheet amounts. The adjustments referenced by this Note (4) reflect the consolidation of such amounts as of the balance sheet date.

(5) In connection with the Proposed V Cable Transactions, the Company will redeem the outstanding preferred stock on the books of U.S. Cable for $4,000,000 and will issue $500,000,000 of its preferred stock to GECC. The proceeds from this issuance will be used to repay $450,000,000 of V Cable and/or VC Holding debt to GECC and provide V Cable with $50,000,000 to make a preferred capital contribution to U.S. Cable, which will repay an equivalent amount of its debt to GECC. Deferred interest expense and financing costs of $33,617,000 related to V Cable's assumption of U.S. Cable's debt in the 1992 V Cable Reorganization will be written off in connection with the repayment of such debt.

(6) Represents the excess ($133,610,000) of the purchase price of U.S. Cable over the value of the net liabilities acquired.

Note B--Notes to Condensed Pro Forma Consolidated Statement of Operations for the Year Ended
    December 31, 1994

AMERICAN MOVIE CLASSICS COMPANY ACQUISITION

(7) As a result of the AMCC Acquisition, which was consummated on July 11, 1994, the results of operations of AMCC are combined with the Company's consolidated results of operations. The adjustments referenced by this Note (7) reflect the consolidation of such amounts for the period January 1, 1994 through July 10, 1994.

(8) Represents the 25.1% minority partnership interest in the results of operations of AMCC owned by NBC and Liberty Media Corporation.

(9) Represents interest expense, at 8.0% per annum, on the $181,903,000 of debt incurred by the Company to fund the purchase of the additional approximate 50% interest in AMCC. NBC will not share in this expense.

(10) Represents the income of AMCC previously recorded by the Company using the equity method of accounting.

(11) Represents the elimination of management fees paid to the former partner by AMCC. In connection with the purchase of the approximate 50% interest in AMCC, the Company also purchased the right to receive such fees in the future.

(12) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired resulting from the purchase of the additional approximate 50% interest in AMCC. NBC will not share in this expense.

MONMOUTH CABLE, RIVERVIEW CABLE AND FRAMINGHAM CABLE ACQUISITION

(13) As a result of the acquisition of Monmouth Cable and Riverview Cable, which was consummated on August 8, 1994, the results of operations of Monmouth Cable and Riverview Cable are combined with the Company's consolidated results of operations. The adjustments referenced by this Note (13) reflect the consolidation of such amounts for the period January 1, 1994 through August 7, 1994.

(14) Represents the depreciation and amortization, based on an average 10-year life, of the step-up in property, plant and equipment, franchise costs and the excess cost over fair value of assets acquired of $39,761,000 for the period, offset by the elimination of pre-acquisition depreciation and amortization of $12,488,000.

(15) Represents interest expense of $15,750,000 attributable to $237,800,000 of bank borrowings (interest expense of $10,444,000 at a 7.32% interest rate); $132,158,000 of 6% senior subordinated notes (interest expense of $4,758,000); $9,110,000 of a 6% indemnification note (interest expense of $328,000); and amortization of deferred finance costs of $220,000 offset by pre-acquisition interest expense of $4,657,000 incurred by Monmouth Cable and Riverview Cable.

(16) Represents the elimination of management fees of $2,378,000 paid to a former general partner by Monmouth Cable and Riverview Cable and the elimination of an adjustment ($350,000) made in the first half of 1994 to reduce prior period overaccruals of franchise fees.

(17) As a result of the acquisition of Framingham Cable, which was consummated on August 8, 1994, by the Company and Warburg Pincus, a 30% Pre-Payout Interest in the results of Framingham Cable will be combined with the Company's consolidated results of operations. The adjustment referenced by this Note (17) reflects the 30% Pre-Payout Interest for the period January 1, 1994 through August 7, 1994.

(18) Represents the Company's 30% share of reduced costs for Framingham Cable management fees of $56,000, offset by additional expenses relating to the Framingham Cable acquisition for depreciation and amortization of $249,000 and interest of $79,000.

CABLEVISION OF BOSTON ACQUISITION

(19) As a result of the acquisition of Cablevision of Boston (and related issuance of approximately 593,000 shares of the Company's Class A Common Stock), the results of operations of Cablevision of Boston will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (19) reflect the consolidation of such amounts for the year ended December 31, 1994.

(20) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired of $11,296,000 for the period, offset by the elimination of amortization of previous intangibles of $258,000 and the elimination from selling, general and administrative expenses of management fees payable by Cablevision of Boston to Cablevision Systems Services Corporation ($2,092,000).

(21) Represents interest expense of $7,188,000 attributable to $80,773,000 of bank debt (8.9% interest rate) reduced by pre-acquisition interest expense of $8,740,000 incurred by Cablevision of Boston on its bank debt and debt owed to Mr. Dolan and the Company.

PROPOSED V CABLE TRANSACTIONS

(22) As a result of the proposed acquisition of 80% of the partnership interests in U.S. Cable not already owned by V Cable to be effected in connection with the Proposed V Cable Transactions, the results of operations of U.S. Cable will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (22) reflect the consolidation of such amounts for the year ended December 31, 1994 and the elimination of the Company's share of losses in U.S. Cable previously recorded on the equity basis.

(23) Represents the reduction in interest expense, at an average interest rate of 10.5%, resulting from the net repayment of $450,000,000 of V Cable and/or VC Holding debt from the proceeds of the issuance of the preferred stock in the Proposed V Cable Transactions. In addition, the Company will write off deferred interest and financing costs of $40,457,000 in connection with the repayment of U.S. Cable debt assumed by V Cable in the 1992 V Cable Reorganization.

(24) Represents the dividends payable to GECC on the preferred stock to be issued in the Proposed V Cable Transactions. This amount does not take into account any gross up required to be paid to a holder of preferred stock failing to obtain a dividends received deduction.

(25) Represents the reduction in interest expense, at an average interest rate of 12.0%, resulting from the repayment of $50,000,000 of U.S. Cable debt from the proceeds of the issuance of preferred stock and certain reductions in U.S. Cable's debt resulting from the Proposed V Cable Transactions.

(26) Represents the depreciation and amortization, based on an average 10-year life, of the step-up in property, plant and equipment, franchise costs and the excess cost over fair value of assets acquired of $37,939,000 for the period, offset by the elimination of pre-acquisition depreciation and amortization of $41,861,000.

Note C--Notes to Condensed Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 1995

CABLEVISION OF BOSTON ACQUISITION

(27) As a result of the acquisition of Cablevision of Boston (and related issuance of approximately 593,000 shares of the Company's Class A Common Stock), the results of operations of Cablevision of Boston will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (27) reflect the consolidation of such amounts for the six months ended June 30, 1995.

(28) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired of $5,648,000 for the period, offset by the elimination of amortization of previous intangibles of $129,000 and the elimination from selling, general and administrative expenses of management fees payable by Cablevision of Boston to Cablevision Systems Services Corporation ($1,090,000).

(29) Represents interest expense of $3,565,000 attributable to $80,773,000 of bank debt (8.9% interest rate) reduced by pre-acquisition interest expense of $5,318,000 incurred by Cablevision of Boston on its bank debt and debt owed to Mr. Dolan and the Company.

PROPOSED V CABLE TRANSACTIONS

(30) As a result of the proposed acquisition of 80% of the partnership interests in U.S. Cable not already owned by V Cable to be effected in connection with the Proposed V Cable Transactions, the results of operations of U.S. Cable will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (30) reflect the consolidation of such amounts for the six months ended June 30, 1995 and the elimination of the Company's share of losses in U.S. Cable previously recorded on the equity basis.

(31) Represents the reduction in interest expense, at an average interest rate of 10.6%, resulting from the net repayment of $450,000,000 of V Cable and/or VC Holding debt from the proceeds of the issuance of the preferred stock in the Proposed V Cable Transactions. In addition, the Company will write off deferred interest and financing costs of $33,652,000 in connection with the repayment of U.S. Cable debt assumed by V Cable in the 1992 V Cable Reorganization.

(32) Represents the dividends payable to GECC on the preferred stock to be issued in the Proposed V Cable Transactions. This amount does not take into account any gross up required to be paid to a holder of preferred stock failing to obtain a dividends received deduction.

(33) Represents the reduction in interest expense, at an average interest rate of 11.6%, resulting from the repayment of $50,000,000 of U.S. Cable debt from the proceeds of the issuance of preferred stock and certain reductions in U.S. Cable's debt resulting from the Proposed V Cable Transactions.

(34) Represents the depreciation and amortization, based on an average 10-year life, of the step-up in property, plant and equipment, franchise costs and the excess cost over fair value of assets acquired of $17,942,000 for the period, offset by the elimination of pre-acquisition depreciation and amortization of $19,560,000.

     (c) Exhibits

     1. Letter, dated September 6, 1995, between the Company, V Cable and VC Holding and GECC.

                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          CABLEVISION SYSTEMS CORPORATION



            By:
               --------------------------------
                Barry J. O'Leary
                Senior Vice President,
                Finance and Treasurer


Dated: September 7, 1995